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                                  EXHIBIT 23.2

       Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Amistar Corporation:


The audit referred to in our report dated February 19, 2003, included the related financial statement schedule as of and for year ended December 31, 2002, included in the Form 10-KSB of Amistar Corporation. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 2-94696 and 33-89554), of Amistar Corporation, of our report dated February 19, 2003 related to the consolidated statements of operations, shareholders' equity, and cash flows for the year ended December 31, 2002, which report appears in the December 31, 2004 Annual Report on Form 10-KSB of Amistar Corporation.


                                             /s/ KPMG LLP

                                             KPMG LLP


San Diego, California
March 28, 2005



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